UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 12, 2018

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31293 (Commission File Number)	77-0487526 (I.R.S. Employer Identification Number)

One Lagoon Drive
Redwood City, California 94065
(650) 598-6000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In September 2018, the Equinix Finance organization announced changes to enable it to align with the company’s growth and scale to meet market demands, combining teams to improve alignment globally, while driving consistency. In connection with these changes, on November 12, 2018, Equinix, Inc. (“Equinix” or the “Company”) appointed Simon Miller, age 46, to the newly created role of Chief Accounting Officer, effective November 12, 2018. In Mr. Miller’s new global role he will manage Regional Finance VPs, Global Corporate Controller, Finance Strategy and Transformation, and Asset Managers.
Mr. Miller has served as the Company’s Senior Vice President, Finance, Americas since March 2017 after having served as Vice President, Finance, Americas from May 2011 to March 2017.
In anticipation of his appointment, in September 2018 Mr. Miller received an award of 693 restricted stock units pursuant to the Company’s 2000 Equity Incentive Plan, which shall vest in equal semi-annual installments over four years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: November 15, 2018	By:	/s/ Keith D. Taylor
Keith D. Taylor
Chief Financial Officer